Exhibit 99.1

     Hampton Roads Bankshares Announces 16% Increase in 3rd Qtr Earnings;

                          28% Increase Year-To-Date



    CHESAPEAKE, Va., Oct. 9 /PRNewswire-FirstCall/ -- Hampton Roads

Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton

Roads, is pleased to announce net income of $989,263 for the third quarter of

2003, an increase of 16% over the $849,233 earned during the comparable period in 2002.  Diluted earnings per share for the third quarter of 2003 increased

9% from the same period last year to $0.12.  Net income through the nine months ended September 30, 2003 was $2,999,699, or $0.38 per diluted share.

These year-to-date results represent a 28% increase over earnings of

$2,349,633, or $.30 per diluted share, for the same period in 2002.

    Earnings results produced improved profitability measures in 2003 compared with 2002.  The Company's return on assets through the third quarter of 2003 was 1.35%.  This is the forty-second (42nd) consecutive quarter the Company has achieved a return on assets greater than the 1.00% benchmark considered sound and high-performing within the industry.  In the first nine months of

2003, the Company's return on equity was 10.32%, up 18% from the same period last year.

    Increases in both net interest income and non-interest income contributed to the higher earnings in 2003 in both the quarterly results as well as the nine month comparisons.  Net interest income increased 6% in the 2003 third quarter over the amount recorded in the comparable 2002 quarter, and it increased 12% in the nine month period in 2003 versus the same period in 2002.

Increases in average earning assets reduced the impact of lower interest rates on interest income, while growth in non-interest bearing demand deposits combined with lower interest rates on interest-bearing accounts contributed to reduced funding costs.  Still affected by the numerous interest cuts imposed by the Federal Reserve over the last two years, the Company's net interest margin was down 15 basis points from September 30, 2002 to 4.71%.

    The Company's non-interest income through the nine months in 2003 was

$2,526,435, an increase of 24% from the comparable period in 2002.  Fees and service charges generated from deposit accounts, the Company's largest source of non-interest income, totaled $1,544,206 for the nine months ended September

30, 2003, an increase of 26% over the same period last year.

    As of September 30, 2003, the Company's assets reached a new high of $309 million, an increase of 9% or $25 million over assets of $284 million at

September 30, 2002.  Total loans, the Company's largest and most profitable asset, ended the third quarter at $202 million.  The continuation of interest rate cuts by the Federal Reserve led to a greater than average volume of loan requests and closings during the first half of the year as consumers and small business owners were encouraged to borrow and refinance at the record low rates.  With rates seeming to have stabilized, loan demand has remained strong but lessened slightly from that experienced by the Bank earlier in the year.

During the last twelve months, the Company has closed 1,594 new loans totaling nearly $129 million.

    The Company increased its investment portfolio and overnight funds sold by

30% since the third quarter of 2002 from $64 million to $83 million on

September 30, 2003.  This large increase over the past year was driven by a

$14 million or 6% increase in the Company's deposits to a record $248 million as of September 30, 2003.  Excess deposit funds that could not be immediately utilized by the Company to fund new loans were invested in high quality investment securities, money market instruments, and federal funds.

    In the last 12 months, the Company has opened 8,744 new deposit accounts.

Most of the dollar growth in the Company's deposits was in the form of non or lower interest bearing accounts such as demand deposit accounts, statement savings and money market accounts; collectively, the deposits in these types of products make up 60% of the Company's total deposits.  The Company attributes its deposit growth to several factors: its vast and convenient network of office locations, efforts of experienced personnel to attract new accounts, and increased advertising highlighting the Bank's heritage and its commitment to extending excellent customer service.

    During the fourth quarter of 2003 and thereafter, Hampton Roads Bankshares will focus on several initiatives to further increase the Company's earnings.

First, considering the substantial growth in the number of demand deposit accounts being serviced by Bank of Hampton Roads, the Company is implementing promotional programs designed to increase the usage of fee-based products such as VISA Check Cards and Online Bill Pay.  In addition, the Company will further promote its consumer and small business lending as well as its mortgage banking services to this growing segment of customers.

    Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR.  Bank of Hampton Roads has been in business since 1987 and operates 15 offices throughout the cities of Chesapeake, Virginia Beach,

Norfolk and Suffolk.  Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.





                        Hampton Roads Bankshares, Inc.

                             Financial Highlights

                                  Unaudited





         Operating Results     Three Months Ended       Nine Months Ended

                              Sept. 30,   Sept. 30,    Sept. 30,   Sept. 30,

                                2003         2002        2003        2002



    Interest income          $4,365,677   $4,500,131 $13,149,436  $12,797,233

    Interest expense          1,089,790    1,417,334   3,394,288    4,096,166

    Net interest income       3,275,887    3,082,797   9,755,148    8,701,067

    Provision for loan losses    96,000      147,000     265,000      369,000

    Noninterest income          871,148      713,226   2,526,435    2,030,995

    Noninterest expense       2,551,030    2,362,242   7,471,246    6,805,536

    Income before provision

     for income taxes         1,500,005    1,286,781   4,545,337    3,557,526

    Provision for income taxes  510,742      437,548   1,545,638    1,207,893

    Net income                 $989,263     $849,233  $2,999,699   $2,349,633

          Per Share Data

    Basic earnings                $0.13        $0.11       $0.39        $0.31

    Diluted earnings               0.12         0.11        0.38         0.30



                                   At Period End

          Per Share Data        Sept. 30,    Sept. 30,

                                  2003         2002

    Book value                    $5.11        $4.85

    Shares outstanding at

     period end               7,876,849    7,643,964

        Month End Balances

    Assets                 $309,194,493 $284,474,722

    Loans                   202,385,402  200,123,640

    Investment

     securities(1)           69,963,905   60,606,852

    Deposits                248,081,209  234,251,169

    Shareholders' equity     40,287,391   37,071,379

       YTD Average Balances

    Assets                 $297,235,547 $257,989,422

    Loans                   208,927,908  191,299,013

    Investment

     securities(1)           57,971,365   35,474,778

    Deposits                239,870,279  212,626,385

    Shareholders' Equity     38,876,029   36,077,330

              Ratios              Nine Months Ended

    Return on average assets       1.35%        1.22%

    Return on average equity      10.32%        8.71%

    Period end shareholders'

     equity to total assets       13.03%       13.03%

    Loan loss allowance to

     period end loans              1.43%        1.14%

    Net interest margin            4.71%        4.86%



    (1) On December 31, 2002, all investment securities classified as held to maturity were transferred to the available for sale classification.



    This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties.  Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology evolving banking industry standards.



    CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,

+1-757-436-1000.



SOURCE  Hampton Roads Bankshares, Inc.

    -0-                             10/09/2003

    /CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,

+1-757-436-1000/

    /Web site:  http://www.bankofhamptonroads.com/

    (HMPR)



CO:  Hampton Roads Bankshares, Inc.; Bank of Hampton Roads

ST:  Virginia

IN:  FIN

SU:  ERN